Exhibit 10.2

LOAN AGREEMENT

LOAN AGREEMENT dated as of June 22, 2005 entered into by and between Hologic, Inc., a Delaware corporation (“Lender”) and Fischer Imaging Corporation, a Delaware corporation (“Borrower”) (as amended, the “Agreement”).

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the amount of $5,000,000 to finance Borrower’s working capital needs;

WHEREAS, Lender is willing to do so, but only on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows.

1.             CERTAIN DEFINITIONS.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in Schedule I attached hereto.

2.             THE LOAN.

(a)           Subject to the terms and conditions contained herein, on June 22, 2005, the Lender shall make a term loan to Borrower in the original principal amount of $5,000,000.00 (“Loan”).  Once repaid in whole or in part, the Loan may not be reborrowed.  The Loan shall bear interest and be due and payable in accordance with that certain Promissory Note dated as of even date hereof issued by Borrower to Lender in the original principal amount of $5,000,000.00, a form of which is attached hereto as Exhibit A (the “Note”).

(b)           The Loan shall be evidenced by the Note and shall be secured by: (i) a perfected second priority security interest in all of the assets of Borrower pursuant to that certain Security Agreement dated as of even date hereof by Borrower, a form of which is attached hereto as Exhibit B (the “Security Agreement”); (ii) that certain Patent Security Agreement dated as of even date hereof by Borrower, a form of which is attached hereto as Exhibit C; (iii) that certain Trademark Security Agreement dated as of even date hereof by Borrower, a form of which is attached hereto as Exhibit D (the security interest evidenced by the Security Agreement, the Patent Security Agreement and the Trademark Security Agreement shall in each case be junior only to the security interest of ComVest Investment Partners II LLC (“ComVest”)).  The term “Loan Documents” as used herein shall mean this Agreement, the Note and the other agreements, documents and instruments referred to in this subsection and/or executed and/or delivered in connection herewith or therewith.

(c)           Except as otherwise provided in the Note, proceeds of the Loan shall be used by the Borrower solely to finance the working capital needs of Borrower and its subsidiaries.

3.             REPRESENTATIONS AND WARRANTIES.  As a condition to and consideration for making the Loan, the representations and warranties made by Borrower to Lender with respect to Borrower’s business, properties, financial statements and related matters under Article II of that certain Asset Purchase Agreement dated as of the date hereof between Borrower and Lender (as amended, the “Asset Purchase Agreement”) are hereby incorporated by reference.  By executing this Agreement, Borrower shall be deemed to have made such representations and warranties as of the date hereof.  In addition, the Borrower represents as follows:

(a)           Its exact legal name is as set forth in the preamble to this Agreement and Borrower is not generally known by or using any fictitious or other name or trade name or style.

(b)           Its jurisdiction of organization, chief executive office and the office where it keeps its books and records concerning its assets is that shown in the preamble to this Agreement.

(c)           The Borrower has not performed any acts which might prevent the Lender from enforcing any of the terms of this Agreement or the other Loan Documents or which would limit the Lender in any such enforcement.  Other than financing statements or other similar or equivalent documents or instruments in favor of the Lender and ComVest or as set forth on the attached Schedule 3(c), no financing statement, mortgage or security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording is necessary to perfect a lien on such Collateral.  No Collateral is in the possession of any person (other than the Borrower) asserting any claim thereto or security interest therein other than Collateral being repaired by third parties in the ordinary course of business and inventory in transit.

(d)           The security interests granted to Lender pursuant to the Loan Documents constitute valid perfected second priority security interests in the Collateral (junior only the security interests of ComVest and liens for taxes, assessments or other governmental charges or levies not yet delinquent and liens securing purchase money indebtedness or capitalized leases for the acquisition of capital assets (collectively, “Permitted Liens”)) securing the Obligations (as defined in the Security Agreement).

4.             BORROWER’S AGREEMENTS. As a condition to and consideration for making the Loan, the agreements and covenants made by Borrower to Lender under Article IV and Article V of the Asset Purchase Agreement are hereby incorporated by reference.  By executing this Agreement, Borrower shall be deemed to have made such agreements and covenants as of the date hereof.  In addition, the Borrower agrees as follows:

(a)           Borrower will notify Lender in writing, at least thirty (30) days prior to: any change in Borrower’s legal name (stating accurately the Borrower’s new legal name and accompanied by a copy of the proposed amendment to the Certificate of Incorporation of

Borrower providing for the name change), any change in Borrower’s jurisdiction of organization, any change in the Borrower’s place of business or location as set forth in the preamble to this Agreement, or the establishment of any new place of business or location, or any change in Borrower’s organizational structure.

(b)           Except as consented to by the Lender in writing and except as expressly contemplated by ComVest Loan Documents (as defined below), the Borrower shall not pay or set apart for payment to holders of its capital stock, any dividends, and the Borrower shall not redeem or purchase any shares of capital stock or agree to do any of the foregoing.

(c)           The Borrower shall not amend its Charter or By-law in such a manner as may adversely affect the rights of the Lender hereunder, or under any of the Loan Documents.

(d)           The Borrower shall permit representatives designated by the Lender, at Lender’s expense, to visit and inspect any of the properties of Borrower (or any subsidiary), and to inspect and make extracts of the books and records of the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with its officers, all to such reasonable extent and at such reasonable times and intervals as the representatives may reasonably request.

(e)           The Borrower shall maintain and cause each of its subsidiaries now in existence or hereinafter acquired or created to maintain their corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivisions thereof or of any government authority, where failure to so comply would have a material adverse effect on Borrower or its subsidiaries; provided, however, that nothing herein shall prohibit the Borrower from liquidating or dissolving any of its subsidiaries into the Borrower or merging any of its subsidiaries with or into the Borrower or any other subsidiary.

(f)            Borrower will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any lien upon any of its properties or assets of any character whether now owned or hereafter acquired (except for the liens of ComVest and any Permitted Liens).

(g)           Borrower will not create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any indebtedness (other than (i) outstanding indebtedness owed by Borrower to ComVest, which for this purpose shall include the aggregate amount of any forbearance fees payable by Borrower to ComVest) (“Outstanding ComVest Indebtedness”) pursuant to that certain Note and Warrant Purchase Agreement dated as of February 22, 2005 by and between Borrower and ComVest and the agreements, documents and instruments executed and/or delivered in connection therewith, each, as in effect on the date hereof (“ComVest Loan Documents”), (ii) interest (if any) accruing on the Outstanding ComVest Indebtedness after the date hereof, (iii) the costs and expenses incurred by ComVest after the date hereof in connection with the ComVest Loan Documents (for which Borrower is required to reimburse ComVest under the ComVest Loan Documents), (iv) current trade payables and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practice), (v) any indebtedness incurred to repay the Note in full, and (vi) purchase money indebtedness or capitalized leases for the acquisition of capital assets.

(h)           Borrower shall not sell, transfer, lease or otherwise dispose of any of the Collateral except in the ordinary course of business.

(i)            The Borrower acknowledges that the Lender has no existing commitments, obligations or agreements to pay any monies, advance credits or loans or make other financial accommodations to the Borrower or any of its subsidiaries (other than to make the Loan subject to the terms and conditions set forth herein).

(j)            Borrower shall not, and shall not permit any subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the capital stock or indebtedness or all or a substantial part of the assets or property of any person or agree to do any of the foregoing.

5.             EVENTS OF DEFAULT; REMEDIES.

Upon the occurrence and during the continuance of an Event of Default (as defined on Schedule I hereto), (a) the Loan shall bear interest at the Default Rate of Interest (as defined in the Note) without notice, (b) the Lender may by notice to Borrower accelerate the payment of the Loan and all other obligations of Borrower hereunder and under the other Loan Documents and demand payment thereof; provided however, that, no such notice shall be required and all amounts outstanding under the Note and the other Loan Documents shall become immediately due and payable if the Event of Default is one under clause (b) (solely with respect to Borrower’s failure to perform or discharge, observe or comply with the provisions of Section 5.1 of the Asset Purchase Agreement), (g), (j) or (k) of the definition of Event of Default; and (c) Lender may proceed to enforce payment of any of the foregoing and shall have and may exercise any and all rights available to it under the Uniform Commercial Code or which are afforded to Lender herein, in the Security Agreement and the other Loan Documents.

6.             EXPENSES.  Borrower agrees to pay Lender on demand any and all reasonable out-of-pocket costs and expenses of any nature (including without limitation reasonable attorneys’ fees and disbursements) which may be incurred by Lender in connection with exercise of Lender’s rights against the Borrower after an Event of Default, including, without limitation, all costs and expenses arising as a result of (i) any exercise of Lender’s right of acceleration, (ii) any enforcement, collection or other proceedings with respect to the Loan and the Obligations under the Loan Documents and (iii)  any bankruptcy, insolvency or other similar proceedings effecting the Borrower.

7.             CONDITIONS PRECEDENT.

Borrower acknowledges and agrees that Lender shall not be obligated to make the Loan hereunder, nor will Lender entertain any request from Borrower for the Loan hereunder, unless and until all of the following conditions have been satisfied in a manner acceptable to Lender and remain satisfied as of the date of funding the Loan:

(a)           Representations and Warranties.  Borrower’s representations and warranties contained herein, in the other Loan Documents and in the Asset Purchase Agreement shall be correct and complete in all material respects;

(b)           Covenants.  Borrower shall be in compliance in all material respects with all covenants and agreements contained herein, in the other Loan Documents and in the Asset Purchase Agreement;

(c)           No Events of Default.  There shall exist no default or Event of Default or any event which, with the passage of time or the giving of notice or both, would constitute an Event of Default;

(d)           Delivery of Documents.  Borrower shall have delivered, or caused to be delivered, to Lender the documents listed on Schedule II, duly executed by the Borrower, and in form and substance reasonably satisfactory to Lender;

(e)           Liens.  Lender shall have received evidence, satisfactory to Lender, that Lender has a perfected second priority lien on the Collateral (junior only to the liens of ComVest and the Permitted Liens);

(f)            Insurance.  Lender shall have received evidence of the insurance and loss payee endorsements required under the Security Agreement, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee; and

(h)           Corporate Authorization.  Lender shall have received evidence, satisfactory to Lender, that the execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action.

8.             TERM.  This Agreement and the other Loan Documents shall continue in full force and effect for the term ending on the earlier to occur of (unless sooner terminated pursuant to the terms hereof or thereof): (i) the Closing Date (as defined in the Asset Purchase Agreement), (ii) the date on which payment is due under the Note as a result of Borrower’s or Lender’s termination of the Asset Purchase Agreement (if any) in accordance with the Asset Purchase Agreement, and (iii) the date on which all Obligations (as defined under the Security Agreement) are paid in full in immediately available funds.  Upon the effective date of termination of this Agreement, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations.  No termination of this Agreement or the other Loan Documents shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement and the other Loan Documents until all Obligations have been fully and finally discharged and paid, in immediately available funds, and Lender’s continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

9.             MISCELLANEOUS PROVISIONS.

(a)           Indemnification.  Subject to the provisions of the Asset Purchase Agreement, the Borrower shall indemnify and hold harmless Lender from and against any and all claims, actions, suits, judgments, penalties, losses, damages, costs, disbursements, expenses, obligations or liabilities of any kind or nature (except those resulting from Lender’s gross negligence or willful misconduct) arising in any way out of or in connection with the Loan Documents and shall pay to Lender on demand any and all amounts in connection therewith.  Borrower shall make no claim against Lender for or in connection with the exercise or enforcement by Lender of any right or remedy granted to it hereunder or under any of the other Loan Documents, or any action taken or omitted to be taken by Lender hereunder or under any other Loan Document (except as a result of the gross negligence or willful misconduct of Lender).

(b)           Notices.  Unless otherwise specified herein, all other notices hereunder shall be in writing directed to the addresses shown at the end of this Agreement.  Written notices and communications shall be effective and shall be deemed received on the day when delivered by hand or by facsimile transmission; on the next business day, if by commercial overnight courier; and on the third business day, if by registered or certified mail, postage prepaid.

(c)           No Waiver.  No failure to exercise and no delay in exercising, on the part of Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy.  Waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. Lender’s rights and remedies hereunder, under any agreement or instrument supplemental hereto or under any other agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(d)           Assignment.  This Agreement shall be assignable by Lender without Borrower’s consent and shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns; PROVIDED THAT Borrower shall not assign or transfer any rights or obligations hereunder without Lender’s prior written consent.

(e)           Governing Law; Jurisdiction.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (other than its laws relating to conflicts of laws).

(f)            Waiver of Jury Trial.  The Borrower irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Loan Documents or the transactions contemplated thereby.

(g)           Amendments.  The parties may mutually amend any provision of the Loan Documents, but only in a writing signed by all of the parties thereto.

REMAINDER OF PAGE INTENTIONALLY BLANK

[SIGNATURE PAGE TO LOAN AGREEMENT]

Executed as an instrument under seal on the date set forth above.

HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir
Title: Executive Vice President

Address:

FISCHER IMAGING CORPORATION

By:	/s/ Harris Ravine
Name: Harris Ravine
Title: President and Chief Executive Officer

Address: